UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 3, 2010 (August 31, 2010)
American Learning Corporation
(Exact name of registrant as specified in its charter)

New York (State or other jurisdiction of incorporation)	0-14807 (Commission File Number)	11-2601199 (IRS Employer Identification No.)
One Jericho Plaza, Jericho, New York 11753
(Address of principal executive offices)                    (Zip Code)
Registrant’s telephone number, including area code: (516) 938-8000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On August 31, 2010, American Learning Corporation (the “Company”) received notification from The Nasdaq Stock Market (“Nasdaq”) that it has not regained compliance with The Nasdaq Capital Market’s minimum bid price requirement for continued listing, set forth in Nasdaq Listing Rule 5550(a)(2) and, unless the Company appeals Nasdaq’s decision, trading of the Company’s common stock will be suspended at the opening of business on September 9, 2010, and a Form 25-NSE will be filed with the Securities and Exchange Commission, which will remove the Company’s securities from listing and registration on The Nasdaq Capital Market.

Accordingly, on September 2, 2010, the Company submitted an appeal of the Nasdaq Staff determination to Nasdaq’s Hearing Panel (the “Panel”) pursuant to the procedures set forth in the Nasdaq Listing Rule 5800 Series. The hearing request will stay the suspension of the Company’s securities and the filing of the Form 25-NSE pending the Panel’s decision. In response to the Company's request, the Nasdaq Office of General Counsel has scheduled a hearing for October 7, 2010 at which time the Company must demonstrate its ability to regain compliance with the minimum bid price requirement. There can be no assurance that the Panel will grant the Company’s request for continued listing.

On September 3, 2010, the Company issued a press release announcing the NASDAQ notification letter. The press release is attached hereto as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

Exhibit 99.1	Press Release of American Learning Corporation, dated September 3, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN LEARNING CORPORATION
Date: September 3, 2010	By:	/s/ Gary Gelman
Gary Gelman
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of American Learning Corporation, dated September 3, 2010.
 4